SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
May 25, 2011 (May 19, 2011)
Date of Report
(Date of earliest event reported)
RED LION HOTELS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Washington	001-13957	91-1032187
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)
201 W. North River Drive
Suite 100
Spokane, Washington 99201
(Address of Principal Executive Offices, Zip Code)
(509) 459-6100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
At our annual meeting of shareholders on May 19, 2011, the shareholders approved a proposal to amend our Articles of Incorporation in order to declassify our board of directors. Articles of Amendment reflecting the amendments were filed with the Secretary of State of the State of Washington effective May 19, 2011. A copy of the Articles of Amendment is included as Exhibit 3.1 to this report.
On May 19, 2011, as permitted by the Washington Business Corporation Act, our board of directors adopted Amended and Restated Articles of Incorporation, a copy of which is included as Exhibit 3.2 to this report. The only amendment effected thereby was elimination of the designation of our Series A Participating Preferred Stock. This series was designated in January of 2009 in connection with the adoption of a shareholders’ rights plan that was later rescinded. No shares of that series were ever issued.
Effective May 19, 2011, our board of directors amended and restated our By-Laws to conform the provisions relating to the length of the terms for directors to the provisions in our Articles of Incorporation following the amendments approved by shareholders at the annual meeting. A copy of our Amended and Restated By-Laws is included as Exhibit 3.3 to this report.
Item 5.07. Submission of Matters to a Vote of Security Holders
At our annual meeting of shareholders on May 19, 2011, five matters were submitted to a vote of our shareholders. The voting results were as follows:
1.	Amendment of Articles of Incorporation: The shareholders approved a proposal to amend our Articles of Incorporation in order to declassify our board of directors. The number of votes cast for and against the proposal, and the number of abstentions, were as follows:

For	Against	Abstentions
16,400,611	231,894	12,602
The number of shares voted for the proposal represented approximately 86.35% of the total number of shares outstanding as of the record date for the annual meeting.

2.	Election of directors: Three directors were elected to serve on our board of directors for terms that end at the 2012 annual meeting of shareholders. The number of votes cast for and withheld from each nominee was as follows:

Nominee	For	Withheld
Richard L. Barbieri	8,457,783	5,221,969
Jon E. Eliassen	13,275,948	403,804
Melvin L. Keating	13,142,052	537,700

3.	Ratification of appointment of auditors: The shareholders ratified the appointment of BDO USA, LLP as our independent registered public accounting firm for 2011. The number of votes cast for and against the proposal, and the number of abstentions, were as follows:

For	Against	Abstentions
16,501,036	140,508	3,565
4.	Advisory vote on executive compensation: The shareholders approved, on an advisory basis, the compensation of the named executive officers as disclosed in the proxy statement for the annual meeting under the captions “Compensation Discussion and Analysis” and “Executive Compensation”. The number of votes cast for and against the proposal, and the number of abstentions and broker non-votes, were as follows:

			Broker
For	Against	Abstentions	Non-Votes
12,784,001	852,036	43,715	2,965,357
5.	Advisory vote on the frequency of future advisory votes on executive compensation: The shareholders recommended, in a non-binding vote, that a non-binding shareholder vote to approve the compensation of the named executive officers should occur every year. The voting results on this proposal were as follows:

Every	Every	Every		Broker
Year	Two Years	Three Years	Abstentions	Non-Votes
12,714,310	27,129	931,641	6,671	2,965,358
Based on this recommendation, we intend to allow shareholders to have future advisory votes on executive compensation on an annual basis.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Exhibit
3.1	Articles of Amendment
3.2	Amended and Restated Articles of Incorporation
3.3	Amended and Restated By-Laws

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RED LION HOTELS CORPORATION
Dated: May 25, 2011	By:	/s/ Thomas L. McKeirnan
Thomas L. McKeirnan
Senior Vice President, General Counsel and Secretary

4